Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Shares beneficially owned by each of them of Merus N.V.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 7th day of April, 2017.

Novartis Bioventures Ltd.

/s/ H.S. Zivi
Name: H.S. Zivi
Title: Chairman

/s/ Laurieann Chaikowsky
Name: Laurieann Chaikowsky
Title: Authorised Signatory

Novartis AG

/s/ H.S. Zivi
Name: H.S. Zivi
Title: Chairman

/s/ Laurieann Chaikowsky
Name: Laurieann Chaikowsky
Title: Authorised Signatory